UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

VILLAGEEDOCS
(Exact name of registrant as specified in its charter)

California	000-31395	33-0668917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14471 Chambers Road, Suite 105
Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

(714) 734-1030
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          On February 17, 2006, VillageEDOCS. (“VEDO”) and VEDO Merger Sub, Inc., a wholly-owned subsidiary of VEDO (“Merger Sub”), entered into a Merger Agreement (the “Merger Agreement”) with GoSolutions, Inc. (“GoSolutions”) and certain GoSolutions stockholders (the “GoSolutions Signing Parties”). Pursuant to the Merger Agreement, upon the closing, GoSolutions and Merger Sub will merge (the “Merger”), with GoSolutions continuing as the surviving entity, and the GoSolutions stockholders will be entitled to receive merger consideration of an aggregate of 60,000,000 shares of VEDO common stock, subject to certain holdbacks and adjustments (the “Merger Consideration”).

          The closing of the Merger is subject to customary closing conditions, including the approval of GoSolutions stockholders owning the requisite percentage of each series and class of GoSolutions capital stock necessary to adopt the Merger Agreement and approve the Merger. The Merger Agreement contains certain termination rights for both VEDO and GoSolutions. VEDO and GoSolutions have made customary representations, warranties and covenants in the Merger Agreement.

          The foregoing description of the Merger Agreement is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 8.01 Other Events.

          On February 21, 2006, VEDO issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(C) Exhibits:

Exhibit No.	Description

2.1	Merger Agreement, dated as of February 17, 2006, by and among VillageEDOCS, VEDO Merger Sub, Inc., GoSolutions, Inc. and certain stockholders of GoSolutions.

99.1	Press Release dated February 21, 2006.

99.2	GoSolutions, Inc. Proxy Statement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 17, 2006	VILLAGEEDOCS

	By:	/s/ Michael A. Richard

Print Name: Michael A. Richard
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Merger Agreement, dated as of February 17, 2006, by and among VillageEDOCS, VEDO Merger Sub, Inc., GoSolutions, Inc. and certain stockholders of GoSolutions.

99.1	Press Release February 21, 2006.

99.2	GoSolutions, Inc. Proxy Statement